Exhibit (n)(2)

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Post-Effective Amendment on Form N-6 of our report dated March 31, 2026, appearing in Registration Statement No. 333-70963 on Form N-6 filed on April 21, 2026, relating to the statutory-basis financial statements of Empower Annuity Insurance Company of America. We also consent to the reference to us under the heading "Independent Auditors" in such Registration Statement.

/s/ Deloitte & Touche LLP

Denver, Colorado

August 5, 2026